Exhibit 99.1

ACM Research Reports Third Quarter 2025 Results
FREMONT, Calif., November 05, 2025 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its third quarter ended September 30, 2025.

“I am pleased to report another strong quarter for ACM. We grew revenue by 32%, and continue to innovate with world-class tools across multiple product lines. We believe the market is moving toward ACM as AI and global datacenter investments are demanding new innovative technology requirements for next generation semiconductor equipment,” said Dr. David Wang, President and Chief Executive Officer of ACM. “We are seeing broad interest in our proprietary horizontal plating technology for panel-level packaging, with plans to deliver our first system in the fourth quarter. Our high-temperature SPM platform is setting new benchmarks as our proprietary nozzle design achieves industry-best performance at 19nm particle size and below, with significantly lower maintenance and no need to clean the outer chamber. The first shipment of our KrF Track platform in the third quarter further expands our SAM into critical lithography-adjacent applications.”

Dr. Wang continued, “In September, our principal operating subsidiary, ACM Shanghai, raised approximately $623 million in net proceeds from its second capital raise on the STAR Market. We plan to deploy this capital to further accelerate development of next-generation tools, complete the Lingang mini-line, and expand production capacity to support future global demand. We have narrowed the range of our guidance for 2025 revenue, and we remain committed to achieve our $4 billion long-term revenue target.”

Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2025	2024	2025	2024
(dollars in thousands, except EPS)
Revenue	$ 269,160	$ 203,976	$ 269,160	$ 203,976
Gross margin	42.0%	51.4%	42.1%	51.6%
Income from operations	$ 28,923	$ 44,184	$ 36,485	$ 56,065
Net income attributable to ACM Research, Inc.	$ 35,889	$ 30,904	$ 24,795	$ 42,372
Basic EPS	$ 0.56	$ 0.49	$ 0.39	$ 0.68
Diluted EPS	$ 0.52	$ 0.45	$ 0.36	$ 0.63

Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2025	2024	2025	2024
(dollars in thousands, except EPS)
Revenue	$ 656,879	$ 558,647	$ 656,879	$ 558,647
Gross margin	45.7%	50.3%	45.9%	50.6%
Income from operations	$ 86,394	$ 107,009	$ 113,543	$ 147,801
Net income attributable to ACM Research, Inc.	$ 86,029	$ 72,547	$ 92,874	$ 114,490
Basic EPS	$ 1.35	$ 1.17	$ 1.45	$ 1.85
Diluted EPS	$ 1.26	$ 1.07	$ 1.36	$ 1.70

Exhibit 99.1
(1)Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.
Outlook

ACM has narrowed the range of its revenue guidance range for fiscal year 2025 to $875 million to $925 million, versus the prior range of $850 million to $950 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.
Operating Highlights and Recent Announcements
•Shipments. Total shipments in the third quarter of 2025 were $263.1 million, up 0.7% from the third quarter of 2024. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.
•ACM Shanghai Completed its Private Offering. In September 2025, ACM Shanghai issued 38,601,326 ordinary shares at RMB 116.11 per share, raising net proceeds of RMB 4.4 billion (approximately USD $623 million) after deducting offering-related expenses. As a result of the Private Offering, ACM’s equity interests in ACM Shanghai declined from 81.1% as of June 30, 2025 to 74.6% as of September 30, 2025.
•During the third quarter of 2025, ACM Shanghai paid a cash dividend for a net total of approximately RMB 264.9 million (approximately USD $36.8 million) to the stockholders of ACM Shanghai, including ACM, which owned 81.1% of the outstanding shares of ACM Shanghai at the time.
•Delivered Its First High-Throughput Ultra Lith KrF Track System to a Leading Chinese Logic Wafer Fab Customer. ACM announced the launch of its first Ultra Lith KrF track system, designed to support front-end semiconductor manufacturing. The new system expands ACM’s lithography product line and delivers high-throughput performance, advanced thermal control, and real-time process control and monitoring. The first system was shipped to a leading Chinese logic wafer fab customer in September 2025.
•Unveiled Ultra ECDP Electrochemical Deplating Tool for Compound Semiconductor Gold Etch Processes. ACM announced the launch of its first Ultra ECDP Electrochemical Deplating (“Ultra ECDP”) tool specifically designed for wide bandgap compound semiconductor manufacturing. The Ultra ECDP tool is engineered for electrochemical wafer-level gold (Au) etching performed outside of the wafer pattern area and delivers improved uniformity, smaller undercut and enhanced gold line appearance.
•Third Quarter 2025 Financial Summary
Unless otherwise noted, the following figures refer to the third quarter of 2025 and comparisons are with the third quarter of 2024.
•Revenue was $269.2 million, up 32.0%, reflecting growth from single wafer cleaning, Tahoe and semi-critical cleaning equipment, ECP (front-end and packaging), furnace and other technologies, and advanced packaging (excluding ECP), services & spares.
•Gross margin was 42.0% versus 51.4%. Non-GAAP gross margin, which excludes stock-based compensation, was 42.1% versus 51.6%. Gross margin was at the low end of ACM’s long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts, sales volume, inventory provisions and other adjustments.

Exhibit 99.1
•Operating expenses were $84.2 million, an increase of 38.9%. Operating expenses as a percentage of revenue increased to 31.3% from 29.7%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $76.9 million, up 56.3%. Non-GAAP operating expenses as a percentage of revenue increased to 28.6% from 24.1%.
•Operating income was $28.9 million, compared to $44.2 million. Operating margin was 10.7% compared to 21.7%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $36.5 million, compared to $56.1 million. Non-GAAP operating margin, which excludes stock-based compensation, was 13.6% compared to 27.5%.
•Unrealized gain on short-term investments was $18.7 million, compared to an unrealized gain of $0.4 million. Unrealized gain reflects the change in market value of the investments by ACM Shanghai. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.
•Income tax expense was $2.7 million, compared to $4.0 million.
•Net income attributable to ACM Research, Inc. was $35.9 million, compared to $30.9 million. Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $24.8 million, compared to $42.4 million.
•Net income per diluted share attributable to ACM Research, Inc. was $0.52, compared to $0.45. Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $0.36, compared to $0.63.
•Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $1,098.3 million at September 30, 2025, compared to $483.9 million at June 30, 2025.
Conference Call Details

A conference call to discuss results will be held on Wednesday, November 5, 2025, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register-conf.media-server.com/register/BI1b6b3109856a47f8ad0506af886844bf
Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.
A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.
Use of Non-GAAP Financial Measures
ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

Exhibit 99.1
ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.
While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.
Forward-Looking Statements
Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.
About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing, vertical furnace processes, Track and PECVD, which are critical to advanced semiconductor device manufacturing and wafer-level packaging. ACM is committed to delivering customized, high- performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmrcsh.com.
© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

Exhibit 99.1
For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360) 808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

Exhibit 99.1
ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 1,058,909	$ 407,445
Restricted cash	8,430	3,865
Short-term time deposits	30,922	17,277
Short-term investment	39,976	19,373
Accounts receivable, net	476,996	387,045
Other receivables	50,450	41,859
Inventories, net	676,409	597,984
Advances to related parties	927	1,024
Prepaid expenses and other current assets	15,143	7,507
Total current assets	2,358,162	1,483,379
Property, plant and equipment, net	296,714	269,272
Operating lease right-of-use assets, net	18,026	14,038
Intangible assets, net	2,706	3,461
Long-term time deposits	—	13,275
Deferred tax assets	26,641	14,781
Long-term investments	63,556	37,063
Other long-term assets	4,838	20,452
Total assets	$ 2,770,643	$ 1,855,721
Liabilities and Equity
Current liabilities:
Short-term borrowings	$ 45,049	$ 32,814
Current portion of long-term borrowings	48,637	44,472
Related parties accounts payable	23,323	16,133
Accounts payable	180,884	139,294
Advances from customers	203,506	243,949
Deferred revenue	15,550	8,537
Income taxes payable	—	12,779
FIN-48 payable	21,768	19,466
Other payables and accrued expenses	135,032	121,657
Current portion of operating lease liability	4,120	2,132
Total current liabilities	677,869	641,233
Long-term borrowings	193,356	105,525
Long-term operating lease liability	5,882	3,840
Other long-term liabilities	8,322	9,217
Total liabilities	885,429	759,815
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	1,105,129	677,476
Retained earnings	346,029	260,000
Statutory surplus reserve	30,514	30,514
Accumulated other comprehensive loss	(48,999)	(63,372)
Total ACM Research, Inc. stockholders’ equity	1,432,680	904,625
Non-controlling interests	452,534	191,281
Total equity	1,885,214	1,095,906
Total liabilities and equity	$ 2,770,643	$ 1,855,721

Exhibit 99.1

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$ 269,160	$ 203,976	$ 656,879	$ 558,647
Cost of revenue	156,011	99,142	356,719	277,908
Gross profit	113,149	104,834	300,160	280,739
Operating expenses:
Sales and marketing	22,311	15,759	60,756	47,067
Research and development	39,651	27,837	100,971	77,723
General and administrative	22,264	17,054	52,039	48,940
Total operating expenses	84,226	60,650	213,766	173,730
Income from operations	28,923	44,184	86,394	107,009
Interest income	3,100	2,967	10,452	7,122
Interest expense	(1,851)	(1,208)	(5,166)	(2,923)
Realized gain on short-term investments	-	171	54	444
Unrealized gain (loss) on short-term investments	18,656	413	20,304	(1,151)
Other expense, net	(3,411)	(5,164)	(4,019)	(727)
Income from equity method investments	3,670	1,316	6,395	101
Income before income taxes	49,087	42,679	114,414	109,875
Income tax expense	(2,689)	(4,007)	(6,733)	(17,712)
Net income	46,398	38,672	107,681	92,163
Less: Net income attributable to non-controlling interests	10,509	7,768	21,652	19,616
Net income attributable to ACM Research, Inc.	$ 35,889	$ 30,904	$ 86,029	$ 72,547
Comprehensive income (loss):
Net income	$ 46,398	$ 38,672	$ 107,681	$ 92,163
Foreign currency translation adjustment, net of tax of nil	9,899	17,089	15,554	10,376
Unrealized gain on available-for-sale investments, net of tax	2,391	-	2,391	-
Comprehensive Income	58,688	55,761	125,626	102,539
Less: Comprehensive income attributable to non-controlling interests	13,017	10,842	25,224	21,458
Comprehensive income attributable to ACM Research, Inc.	$ 45,671	$ 44,919	$ 100,402	$ 81,081

Net income attributable to ACM Research, Inc. per common share:
Basic	$ 0.56	$ 0.49	$ 1.35	$ 1.17
Diluted	$ 0.52	$ 0.45	$ 1.26	$ 1.07

Weighted average common shares outstanding used in computing per share amounts:
Basic	64,381,296	62,500,903	63,876,709	62,017,257
Diluted	68,414,313	66,671,526	67,551,302	66,512,143

Exhibit 99.1

ACM RESEARCH, INC.
Total Revenue by Product Category

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
	($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$ 181,570	$ 160,985	$ 466,100	$ 423,676
ECP (front-end and packaging), furnace and other technologies	59,853	34,600	135,499	99,362
Advanced packaging (excluding ECP), services & spares	27,737	8,391	55,280	35,609
Total Revenue By Product Category	$ 269,160	$ 203,976	$ 656,879	$ 558,647

Exhibit 99.1

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2025				2024
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$ 269,160	$ -	$ -	$ 269,160	$ 203,976	$ -	$ -	$ 203,976
Cost of revenue	(156,011)	(253)	-	(155,758)	(99,142)	(447)	-	(98,695)
Gross profit	113,149	(253)	-	113,402	104,834	(447)	-	105,281
Gross margin	42.0%	0.1%	-	42.1%	51.4%	0.2%	-	51.6%
Operating expenses:
Sales and marketing	(22,311)	(1,601)	-	(20,710)	(15,759)	(2,594)	-	(13,165)
Research and development	(39,651)	(1,915)	-	(37,736)	(27,837)	(3,373)	-	(24,464)
General and administrative	(22,264)	(3,793)	-	(18,471)	(17,054)	(5,467)	-	(11,587)
Total operating expenses	(84,226)	(7,309)	-	(76,917)	(60,650)	(11,434)	-	(49,216)
Income (loss) from operations	28,923	(7,562)	-	36,485	44,184	(11,881)	-	56,065
Unrealized gain on short-term investments	18,656	-	18,656	-	413	-	413	-
Net income (loss) attributable to ACM Research, Inc.	$ 35,889	$ (7,562)	$ 18,656	$ 24,795	$ 30,904	$ (11,881)	$ 413	$ 42,372
Basic EPS	$ 0.56			$ 0.39	$ 0.49			$ 0.68
Diluted EPS	$ 0.52			$ 0.36	$ 0.45			$ 0.63

Exhibit 99.1

	Nine Months Ended September 30,
	2025				2024
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$ 656,879	$ -	$ -	$ 656,879	$ 558,647	$ -	$ -	$ 558,647
Cost of revenue	(356,719)	(1,138)	-	(355,581)	(277,908)	(2,020)	-	(275,888)
Gross profit	300,160	(1,138)	-	301,298	280,739	(2,020)	-	282,759
Gross margin	45.7%	0.2%	-	45.9%	50.3%	0.4%	-	50.6%
Operating expenses:
Sales and marketing	(60,756)	(5,854)	-	(54,902)	(47,067)	(8,645)	-	(38,422)
Research and development	(100,971)	(7,270)	-	(93,701)	(77,723)	(12,082)	-	(65,641)
General and administrative	(52,039)	(12,887)	-	(39,152)	(48,940)	(18,045)	-	(30,895)
Total operating expenses	(213,766)	(26,011)	-	(187,755)	(173,730)	(38,772)	-	(134,958)
Income (loss) from operations	86,394	(27,149)	-	113,543	107,009	(40,792)	-	147,801
Unrealized gain (loss) on short-term investments	20,304	-	20,304	-	(1,151)	-	(1,151)	-
Net income (loss) attributable to ACM Research, Inc.	$ 86,029	$ (27,149)	$ 20,304	$ 92,874	$ 72,547	$ (40,792)	$ (1,151)	$ 114,490
Basic EPS	$ 1.35			$ 1.45	$ 1.17			$ 1.85
Diluted EPS	$ 1.26			$ 1.36	$ 1.07			$ 1.70